  Exhibit 99.1

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HOW TO SUBSCRIBE

A.	Instructions .

Each person considering subscribing for the Shares should review the following instructions:

Subscription Agreement : Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment : Payment for the amount of the Shares subscribed for shall be made by delivery by the earlier of __________ ___, 2006 or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on ________ ___ 2006 or such earlier date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company). The minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing is 1,000,000 shares, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B.	Communications .

All documents and checks should be forwarded to:

BAOSHINN CORPORATION. A-B 8/F Hart Avenue Tsimshatsui, Kowloon, Hong Kong +852 2815 1355 Fax +852 2722 4008

Attention: Ricky Chiu

THE PURCHASE OF SHARES OF BAOSHINN CORPORATION INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

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BAOSHINN CORPORATION
A-B 8/F Hart Avenue
Tsimshatsui, Kowloon, Hong Kong
+852 2815 1355 Fax +852 2722 4008

SUBSCRIPTION AGREEMENT

The undersigned (the "Subscriber") hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporation's SB-2 Registration Statement dated ________ ___, 2006.

Total Number of Shares to be Acquired:_____________________________ . Amount to be Paid (price of $0.30 per Share): ____________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ of _________ , 2006.

Signature	Subscriber's Social Security or Tax Identification Number:
Print Name:
Print Title:	Signature of Co-owners if applicable:
Address:
Number and Street

City, State, Zip

Name as it should appear on the Certificate: ______________________________________________________

If Joint Ownership, check one (all parties must sign above):

[  ] Joint Tenants with Right of Survivorship

[  ] Tenants in Common

[  ] Community Property

If Fiduciary or Business Organization, check one:

[  ] Trust

[  ] Estate

[  ] Power of Attorney[  ]

Name and Type of Business Organization: _______________________________________________________

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ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of BAOSHINN CORPORATION this _____ day of __________ , 2006.

BAOSHINN CORPORATION

By
Ricky Chiu, President

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